UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2007

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 5, 2007, Bristol-Myers Squibb Company (the “Company”) issued a press release in conjunction with a meeting with investors announcing that it is revising its previously disclosed full year 2007 earnings per share guidance on a GAAP basis and reaffirming its previously disclosed full year 2007 earnings per share guidance on a non-GAAP basis. The Company also provided full year 2008 earnings per share guidance on a GAAP basis, raised full year 2008 earnings per share guidance on a non-GAAP basis and provided non-GAAP earnings per share compounded annual growth rate guidance from the Company’s 2007 base through 2010 that is subject to certain assumptions. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference. Also furnished and incorporated by reference as Exhibit 99.2 is certain supplemental information posted on the Company’s website at www.bms.com.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Bristol-Myers Squibb Company dated December 5, 2007

99.2.	Certain supplemental information posted on Bristol-Myers Squibb Company’s website at www.bms.com not included in the press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: December 5, 2007	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Bristol-Myers Squibb Company dated December 5, 2007

99.2	Certain supplemental information posted on Bristol-Myers Squibb Company’s website at www.bms.com not included in the press release